Exhibit j(ii)(a) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 64 to Registration Statement No. 33-31602 on Form N-1A of our report dated September 10, 2003 relating to the financial statements of Money Market Obligation Trust (comprised of the following funds: Automated Cash Management Trust, Federated Master Trust, Government Obligations Fund, Government Obligations Tax-Managed Fund, Liquid Cash Trust, Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Obligations Fund, Prime Value Obligations Fund, Tax-Free Obligations Fund, Treasury Obligations Fund, Trust for Government Cash Reserves, and Trust for Short-Term U.S. Government Securities) for the year ended July 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
September 26, 2003